SUBSIDIARIES

Mark Centers Limited Partnership

Blackman Fifty Realty Corp.
Blackman Fifty, L.P.

Mark Manahawkin Realty Corp.
Mark Manahawkin, L.P.

Mark 25th Street Realty Corp.
Mark 25th Stree, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.

Mark Berlin Realty Corp.
Mark Berlin, L.P.

Mark Four Realty Corp.
Mark Four Realty, L.P.

Mark Kings Fairground Realty Inc.
Mark Kings Fairground, L.P.

Mark M.P.N.M. Realty Inc.
Mark M.P.N.M., L.P.

Mark Martintown Realty Inc.
Mark Martintown, L.P.

Mark New Smyrna Realty Inc.
Mark New Smyrna, L.P.

Mark Northwood Realty Inc.
Mark Northwood Associates, L.P.

Mark Park Plaza Realty Inc.
Mark Park Plaza, L.P.

Mark Plaza Fifty Realty Corp.
Mark Plaza Fifty, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.

Mark Three Realty Corp.
Mark Three Realty, L.P.

                        SUBSIDIARIES, continued


Mark Troy Realty Inc.
Mark Troy, L.P.

New Castle Fifty Realty Corp.
Mark Twelve Associates, L.P.

Wesmark Fifty Realty Corp.
Wesmark Fifty, L.P.